Exhibit 99.1

NEWS RELEASE

NRG Energy, Inc. Prices Convertible Perpetual Preferred Stock

PRINCETON, NJ; December 14, 2004—NRG Energy, Inc. (NYSE:NRG) priced $420 million of convertible perpetual preferred stock through a private placement to qualified institutional buyers.

Shares of the preferred stock will be convertible into NRG common stock under certain conditions at $40.00 per share which is approximately a 24.5% premium to the NRG stock closing price on December 14, 2004. The preferred stock will be callable at par plus accrued interest after five years. Holders of preferred stock will be entitled to receive cash dividends at the rate of 4% per year, payable quarterly. The Company expects this transaction to close on December 20, 2004.

The purpose of the preferred stock issuance is two-fold: (1) to provide funds for the redemption of a portion of NRG’s outstanding 8% high yield notes; and (2) to enable NRG to use existing cash balances to repurchase 13 million shares of common stock held by investment partnerships managed by MatlinPatterson Global Advisors, LLC.

The issuance of the preferred stock will be subject to market conditions and other conditions and there can be no assurance that the issuance will be consummated. The share repurchase and the redemption of the notes are also subject to conditions and there can be no assurance that they will be consummated.

The convertible perpetual preferred stock and the underlying common stock issuable upon conversion have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This news release does not constitute an offer to sell, or solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

About NRG
NRG Energy, Inc. owns and operates a diverse portfolio of power-generating facilities, primarily in the Northeast, South Central and West Coast regions of the United States. Its operations include baseload, intermediate, peaking, and cogeneration facilities, thermal energy production and energy resource recovery facilities. NRG also has ownership interests in international generating facilities in Australia and Germany.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include, but are not limited to, expected earnings, future growth and financial performance, and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, foreign exchange rates, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets and related government regulation, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at our generation facilities, our ability to convert facilities to burn western coal, our substantial indebtedness and the possibility that we may incur additional indebtedness, adverse results in current and future litigation, the willingness of counterparties to negotiate new contracts in California, and the amount of proceeds from asset sales.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the Securities and Exchange Commission at www.sec.gov.

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More information on NRG is available at www.nrgenergy.com

Contact:

NRG Energy, Inc.
Investor Relations:
Nahla Azmy, 609-524-4526
or
Katy Sullivan, 609-524-4527
or
Media Inquiries:
Lesa Bader, 612-373-6992

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